Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, each of the undersigned officers of NeighborCare, Inc. (the “Company”) does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2005 (the “Report”) that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2005
/s/ JOHN J. ARLOTTA
John J. Arlotta
Chairman, President and Chief Executive Officer

Date: May 9, 2005
/s/ RICHARD W. HUNT
Richard W. Hunt
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code and is not being filed as part of the Report or as a separate disclosure document.